EXHIBIT 24

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UMB FINANCIAL CORPORATION

By /s/ J. Mariner Kemper
Date February 25, 2016	J. Mariner Kemper Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Mariner Kemper and Michael D. Hagedorn his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to file this report the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature and Name	Capacity	Date

/s/ Robin C. Beery	Director	1/26/16
Robin C. Beery

/s/ Nancy K. Buese	Director	1/26/16
Nancy K. Buese

/s/ Terrence P. Dunn	Director	2/4/16
Terrence P. Dunn

Signature and Name	Capacity	Date

/s/ Kevin C. Gallagher	Director	1/26/16
Kevin C. Gallagher

/s/ Gregory M. Graves	Director	1/26/16
Gregory M. Graves

/s/ Michael D. Hagedorn	Chief Financial Officer	1/26/16
Michael D. Hagedorn

/s/ Alexander C. Kemper	Director	2/18/16
Alexander C. Kemper

/s/ J. Mariner Kemper	Director, Chief Executive Officer	1/26/16
J. Mariner Kemper	Chairman of the Board

/s/ Kris A. Robbins	Director	1/26/16
Kris A. Robbins

/s/ L. Joshua Sosland	Director	1/26/16
L. Joshua Sosland

/s/ Paul Uhlmann, III	Director	1/26/16
Paul Uhlmann, III

/s/ Leroy J. Williams	Director	1/26/16
Leroy J. Williams